THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into this 25th day of July, 1997, by and between Glasgal Communications, Inc., a Delaware corporation (the "Company"), and each of the purchasers named on the execution pages hereof (the "Purchasers").

                  WHEREAS, the Seller desires to sell to each Purchaser, and each such Purchaser desires, severally, but not jointly, to purchase, all upon the terms and subject to the conditions set forth in this Agreement, the number of shares of the common stock, par value $.001 per share (the "Shares"), of the Company set forth below such Purchaser's name on the execution pages hereof.

                  In   consideration   of  the   premises   and  of  the  mutual
representations, warranties and covenants hereinafter set forth, the Company and each Purchaser hereby agree as follows:

                                    ARTICLE I

                              THE PURCHASE AND SALE

                  1.1 THE PURCHASE AND SALE. (a) Subject to the terms and conditions set forth herein, at the Closing described below, the Seller will sell, and each Purchaser will purchase, the number of Shares set forth on each such Purchaser's execution page.

                  (b) The purchase price for the Shares is $3.875 per share, or an aggregate amount as set forth below each Purchaser's name on the execution pages hereof. The Purchase Price shall be paid as provided in Section 1.2.

                  1.2 THE CLOSING. The closing of the transactions contemplated hereby (the "Closing") shall take place at the principal offices of the Company at 20 C Commerce Way, Totowa, New Jersey 07512 on July 25, 1997 at 10:00 A.M. or at such other place or time as the parties may agree (the "Closing Date"). At the Closing, the Purchase Price shall be payable by delivery of immediately available funds by wire transfer to an account of the Company that shall be specified in writing by the Company prior to the Closing. Within five calendar days following the Closing, the Company shall deliver to each Purchaser a certificate representing the Shares.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                             CONCERNING THE COMPANY

                  The Company hereby represents and warrants to the Purchasers as follows:

                  2.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized and existing under the laws of the State of Delaware and is in good standing under such laws.

                  2.2 CORPORATE POWER. The Company has all requisite corporate power and authority to enter into this Agreement and the Company will have at the Closing Date all requisite corporate power to sell the Shares and to carry out and perform its obligations under the terms of this Agreement.

                  2.3 CAPITALIZATION. The authorized, issued and outstanding capital stock of the Company consists of (i) 34,000,000 shares of Common Stock and (ii) 4,000,000 shares of preferred stock, par value $.001 per share. There are approximately 23,708,690 shares of the Company's Common Stock and no shares of Preferred Stock currently issued and outstanding.

                  2.4 SEC REPORTS AND FINANCIAL STATEMENTS. The Company has filed with the Securities and Exchange Commission (the "SEC"), and has heretofore made available to each Purchaser true and complete copies of all forms, reports, schedules, statements and other documents required to be filed by it under the Securities Act of 1933, as amended (the "Securities Act") and the Securities and Exchange Act of 1934, as amended (the "Exchange Act") (as such documents have been amended or supplemented since the time of their filing, collectively, the "SEC Reports"). As of their respective dates, the SEC Reports have been prepared in conformity with Generally Accepted Accounting Principles consistently applied and as of the dates indicated, and for the periods then ended, present fairly the financial position and results of operations of the Company as of the dates and for the periods indicated.

                  2.5 ABSENCE OF UNDISCLOSED LIABILITIES. Except as described in the SEC Reports, the Company has no material debts, liabilities or obligations of any kind, whether accrued, absolute, contingent or other, whether due or to become due, except as incurred in the ordinary course of business, that would have a material adverse effect on the Company.

                  2.6 FULLY PAID SHARES. The Shares, when acquired by the Purchasers will be fully paid and non-assessable, free of preemptive rights and encumbrances, and will have the same rights under the Company's certificate of incorporation and by-laws as all other shares of Common Stock.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASERS

                  Each Purchaser, as to himself or herself only, represents and warrants to the Company as follows:

                  3.1 INVESTMENT INTENT, ETC. Each Purchaser is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act. Each Purchaser or his investment advisor has received, examined and reviewed copies of the Company's most recent reports, as amended, filed under the Exchange Act and other publicly available documents and recognizes that the investment in the Shares involves a high degree of risk. Each Purchaser has been advised that it may not be possible to readily liquidate this investment. Each Purchaser's overall commitment to the Shares, which are not readily marketable, is not disproportionate to his net worth, his investment in the Company will not cause such overall commitment to become excessive, and he can afford to bear the loss of his entire investment in the Company. Each Purchaser has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of an investment in the Common Stock of the Company. Each Purchaser confirms that the Company has made available to such Purchaser the opportunity to ask questions of, and receive answers from, the Company concerning the Company and the activities of the Company and otherwise to obtain any additional information, to the extent that the Company possesses such information or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information conveyed to him. Each Purchaser hereby acknowledges that such Purchaser has been advised that this offering of Shares has not been registered with, or reviewed by, the Securities and Exchange Commission because this offering is intended to be a non-public offering pursuant to Section 4(2) of the Securities Act. Each Purchaser represents that the Shares are being purchased for such Purchaser's own account, for investment purposes only and not with a view towards distribution or resale to others. Each Purchaser agrees that he will not attempt to sell, transfer, assign, pledge or otherwise dispose the Shares unless they are registered under the Securities Act or unless in the opinion of counsel satisfactory to the Company an exemption from such registration is available. Each Purchaser understands that no securities administrator of any state has made any finding or determination relating to the fairness of this investment and that no securities administrator of any state has recommended or endorsed, or will recommend or endorse, the offering of the Shares. Each Purchaser has relied solely upon the advice of its own tax and legal advisors with respect to the tax and other legal aspects of this investment. Each Purchaser is purchasing the Shares for such Purchaser's own account, and not in any agency, fiduciary or similar capacity.

                  3.2 APPROVALS AND CONSENTS. The execution, delivery and performance by each Purchaser of this Agreement will not constitute or result in a breach or default under, or conflict with, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which such Purchaser is a party or by which he is bound. No action, approval, consent or authorization, including, but not limited to, any action, approval, consent or authorization by any governmental or quasi-governmental agency, commission, board, bureau, or instrumentality is necessary or required as to each Purchaser in order to constitute this Agreement as a valid, binding and enforceable obligation of such Purchaser in accordance with its terms. The source of the funds evidencing the Purchase Price are from legally available funds of each Purchaser.

                  3.3 LEGENDS. Each Purchaser understands that the certificates evidencing the Shares will bear a legend substantially as follows:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO AND THEY SHALL HAVE BEEN REGISTERED OR QUALIFIED FOR SALE UNDER THE APPROPRIATE STATE SECURITIES LAWS OR (II) IN THE OPINION OF COUNSEL TO THE CORPORATION, REGISTRATION AND QUALIFICATION UNDER THE ACT AND THE SECURITIES LAWS OF THE APPROPRIATE STATE IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER."

                  The legend referred to above shall be removed by the Company from any certificate at such time as the holder of the shares represented by the certificate delivers an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is not required in order to establish compliance with any provisions of the Securities Act, or at such time as the holder of such shares satisfies the requirements of Rule 144(k) under the Securities Act, as then in effect with respect to such shares.

                  3.4 RISK FACTORS. Each Purchaser has conducted his own due diligence with respect to all aspects of this transaction and is familiar with the risk factors inherent in the purchase of the Shares, which include the following:

                  WORKING CAPITAL DEFICIENCIES; HISTORY OF LOSSES. The Company has a history of limited working capital and has had working capital deficiencies of $2,679,000, $10,223,000 and $4,103,000 for the fiscal years ended April 30, 1995 and 1996, and the nine months ended January 31, 1997, respectively. In addition, the Company has incurred net losses of $2,392,000, $13,418,000 and $844,417 for the fiscal years ended April 30,
1995 and 1996, and the nine months ended January 31, 1997, respectively.

         There can be no assurance that the Company will generate sufficient revenues to meet expenses or to operate profitably in the future. If the Company is unable to generate sufficient cash flow from its operations it would have to seek additional borrowings, effect debt or equity offerings or otherwise raise capital. There can be no assurance that any such financing will be available to the Company, or if available, that the terms will be acceptable to the Company. In addition, the ability to raise other capital might be restricted by financial covenants contained in currently existing borrowing agreements.

         POSSIBLE NEED FOR ADDITIONAL FINANCING. As of January 31, 1997, the Company had cash and cash equivalents of $556,000. The Company may be required to seek additional financing to finance its working capital requirements. There can be no assurance that any additional financing, if required, will be available to the Company on acceptable terms, if at all. The Company currently has limited availability under its line of credit. Any inability by the Company to obtain additional financing, if required, will have a material adverse effect on the operations of the Company.

         SUBSTANTIAL INDEBTEDNESS. As of January 31, 1997, the Company had outstanding on a consolidated basis approximately $12,133,000 million of indebtedness. The level of the Company's indebtedness could have important consequences to its future prospects, including the following: (i) limiting the ability of the Company to obtain any necessary financing in the future for working capital, capital expenditures, debt service requirements or other purposes; (ii) requiring that a substantial portion of the Company's cash flow from operations, if any, be dedicated to the payment of principal of and interest on its indebtedness and other obligations; (iii) limiting its flexibility in planning for, or reacting to changes in, its business; (iv) the Company will be more highly leveraged than some of its competitors, which may place it at a competitive disadvantage; and (v) increasing its vulnerability in the event of a downturn in its business.

         DEPENDENCE ON KEY PERSONNEL. The Company's future success depends in large part on the continued service of its key personnel. In particular, the loss of the services of Isaac Gaon, Chief Executive Officer, Robert Gadd, Vice President, or Christopher Carey, President and Chief Executive Officer of Datatec, of which the Company owns approximately 98.5% of the issued and outstanding shares, could have a material adverse effect on the operations of the Company. The Company has employment agreements with Messrs. Gaon, Gadd and Carey which each expire on

October 31, 1999. Each of these employment agreements may be terminated by the Company for cause or by the employee for good reason. The Company's future success and growth also depends on its ability to continue to attract, motivate and retain highly qualified employees, including those with the technical expertise necessary to operate the business of the Company. There can be no assurance that the Company will be able to attract, motivate and retain such persons.

         COMPETITION. The Company competes with other companies involved in the design, installation, integration, deployment and servicing of local and wide area networks, the provision of software tools to systems integrations and the distribution of data communications equipment. These competitors include local and national systems integrators, computer manufacturers, software vendors, telephone companies and distribution companies. These markets are highly competitive, and some companies with which the Company competes are substantially larger and have significantly greater resources than the Company. There can be no assurance that the Company will be able to compete successfully in the future.

         CONTROL BY PRINCIPAL STOCKHOLDERS. Ralph Glasgal, the Chairman of the Board and President of the Company, through his beneficial ownership and through a voting agreement with Direct Connect International Inc. ("DCI") has the power to vote approximately 24% of the Common Stock. DCI has pledged approximately 300,000 of the shares of Common Stock it owns in the Company as collateral for various obligations. If the pledgees were to become the owner of such shares, Mr. Glasgal would no longer have the power to vote such shares. In addition, Mr. Carey, President and Chief Executive Officer of Datatec has the power to vote approximately 17% of the Common Stock.

         EXTENDED LEAD TIMES FOR REALIZATION OF REVENUE. Due to the nature and size of orders that the Company is now pursuing there is a longer lead time between the initiation of prospective business and the consummation of a transaction, if any. Consequently, significantly more resources are required to manage this process. As such, there is likely to be substantial fluctuations in sales volume on a month-to-month and quarter-to-quarter basis. The pursuit of this type of business increases the Company's risk of failure, especially given its present level of working capital. As a result, if the Company experiences lower than expected sales volume for an extended period of time, there will be a material adverse effect on the Company.

         VOLATILITY OF THE COMPANY'S COMMON STOCK PRICES. The market price of the Company's Common Stock has experienced significant volatility, with per share closing bid prices ranging from a low of $4.50 to a high of $10.75 over the nine month period from May 1, 1996 to January 31, 1997. Announcements of technological innovations for new commercial products of the Company or its competitors, developments concerning propriety rights or governmental regulation or general conditions in the market for the Company's services may have a significant effect on the Company's business and on the market price of the Company's securities. Sales of a substantial number of shares by existing security holders could also have an adverse effect on the market price of the Company's securities.

         SHARES ELIGIBLE FOR FUTURE SALE. The sale, or availability for sale, of substantial amounts of Common Stock in the public market pursuant to Rule 144 or otherwise could adversely affect the market price of the Common Stock and could impair the Company's ability to raise additional capital through the sale of its equity securities.

         NO CASH DIVIDENDS. The Company has not paid cash dividends on its Common Stock since its inception, other than certain distributions made to stockholders in amounts sufficient to reimburse the Company's stockholders for income tax liabilities arising from the Company's former status as an "S" corporation. The Company currently intends to retain earnings, if any, for use in the business and does not anticipate paying any dividends to its stockholders in the foreseeable future.

         RIGHTS OF COMMON STOCK SUBORDINATE TO PREFERRED STOCK. The Certificate of Incorporation of the Company authorizes the issuance of a maximum of 4,000,000 shares of preferred stock, par value $.001 per share. If shares of preferred stock are issued in the future, the terms of a series of preferred stock may be set by the Company's Board of Directors without approval by the holders of the Common Stock of the Company. Such terms could include, among others, preferences as to dividends and distributions on liquidation as well as separate class voting rights. The rights of the holders of the Company's Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future.

         CERTAIN ANTI-TAKEOVER CHARTER PROVISIONS. The future issuance of preferred stock by the Company could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of the Company. Other than the Preferred Stock described herein, the Company does not have any present plans to issue any additional shares of preferred stock.

         ACQUISITIONS. It is currently anticipated that a portion of the Company's future growth will result from acquisitions of other similar or complementary businesses. In October 1994, the Company consummated the acquisition of Signatel, Ltd. ("Signatel"). On April 24, 1996, the Company acquired 80% of the issued and outstanding capital stock of Computer-Aided Software Integration, Inc. ("CASI"), a provider of software tools and services to systems integrators and independent software vendors. On July 31, 1996, the Company acquired 100% of the issued and outstanding capital stock of HH Communications, Inc. ("HH"), which resells computer networking equipment and provides value-added services in connection with such equipment. On October 31, 1996, the Company acquired approximately 98.5% of the issued and outstanding capital stock of Datatec, a network integrator. The Company has no other current plan or agreement to acquire any other business. There can be no assurance that any other transaction will be consummated or that they will result in increased levels of profit for the Company. In addition, there can be no assurance that the Company will be able to integrate or manage successfully other acquired businesses.

                  3.5 ENTIRE AGREEMENT. No representations or warranties have been made to each Purchaser by the Seller, and in subscribing for the Shares such Purchaser is not relying upon any representations other than those contained herein.

                  3.6 PURCHASER INFORMATION. Any information that each Purchaser has heretofore furnished or is simultaneously herewith furnishing to the Seller with respect to such Purchaser's financial position and business experience is correct and complete as of the date of this Agreement and, if there should be any material change in such information, each Purchaser will immediately furnish revised or corrected information to the Company.

                  3.7 FINDERS. Each Purchaser represents and warrants that such Purchaser has not retained any finder, broker, agent, financial advisor or other intermediary in connection with the transactions contemplated by this Agreement and agrees to indemnify and hold harmless the Company, its officers, directors, affiliates, subsidiaries, employees and agents from liability for any compensation to any such intermediary retained by such Purchaser and the fees and expenses of defending against such liability or alleged liability.

                                   ARTICLE IV

                             REGISTRATION OF SHARES

                  4.1 "PIGGYBACK REGISTRATION". (a) If the Company at any time or from time to time during the three (3) year period commencing on the Closing Date proposes to register any Common Stock under the Securities Act (other than pursuant to a registration statement (including pre-effective amendments thereto) (i) on Form S-8 or any successor form to such form, (ii) on Form S-4 or any successor form to such form, (iii) filed in connection with an exchange offer or an offering of Common Stock or of securities convertible or exchangeable into Common Stock made solely to its existing shareholders in connection with a rights offering or solely to employees of the Buyer, or a post-effective amendment to any then effective registration statement), it will give written notice to each Purchaser of its intention at least ten (10) days in advance of the filing of any Registration Statement with respect thereto. Upon the written request of any Purchaser given within five (5) days after receipt of such notice, the Company, subject to Section 4.1(b) below, will cause the Shares and/or the resale of the Shares requested by such Purchaser to be registered, to be so registered.

                  (b) (i) In the case of an underwritten offering by the Company of Common Stock, the Company shall, with respect to Shares that each Purchaser then desires to sell, enter into an underwriting agreement with the same underwriters engaged by the Company with respect to securities being offered by the Company and cause such underwriters to include in any such underwriting all of the Common Shares that each Purchaser then desires to sell; PROVIDED, HOWEVER, that such underwriting agreement is in substantially the same form as the underwriting agreement that the Buyer enters into in connection with the primary offering it is making.

                      (ii) If the managing underwriter with respect to an offering pursuant to this Section 4.1 requests in writing that the number of Shares of each Purchaser that are entitled to be registered pursuant to this
Section 4.1 be reduced because in the judgment of the managing underwriter the offering would be materially and adversely affected, then the Shares that such Purchaser wishes to register pursuant to this Section 4.1 shall be reduced by such amount as the managing underwriter may determine in writing so as to not materially and adversely affect the proposed offering, which reduced number of Shares shall be included in such offering.

                  Notwithstanding the provisions of this Section 4.1, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 4.1 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

                  4.2 "S-3 REGISTRATION". In the event that a Registration Statement relating to the resale of the Shares by the Purchasers has not been filed on or before August 1, 1997, the Company shall use its best efforts to file a Registration Statement on Form S-3 covering the resale of the Shares of Common Stock by each of the Purchasers within 30 days following such date. The Company shall use its best efforts to cause any such Registration Statement to remain current and effective to permit the sale of the Shares until the earlier of (a) the date that all of the Shares have been sold pursuant to the Registration Statement, (b) the date the holders of the Shares receive an opinion of counsel satisfactory to each Purchaser that the Shares may be sold under the provisions of Rule 144(k) promulgated under the Securities Act, or (c) the two year anniversary of the effective date of the Registration Statement.

                  4.3 REGISTRATION PROCEDURES. Each Registration Statement filed pursuant to this Article IV shall be pursuant to the procedures set forth below:

                  (a) The Company shall notify each Purchaser promptly after it shall receive notice thereof, of the date and time when such Registration Statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;

                  (b) The Company shall furnish to each Purchaser such reasonable number of copies of the Registration Statement and prospectus and such other documents as Purchaser may reasonably request in order to facilitate the public offering of the Shares;

                  (c) The Company shall use its best efforts to register or qualify the Shares covered by such Registration Statement under such state securities or blue sky laws of such jurisdictions as each Purchaser may reasonably request, PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in connection with any such registration or qualification of such securities;

                  (d) The Company shall notify each Purchaser participating in such registration promptly of any request by the SEC for the amending or supplementing of such Registration Statement or prospectus or for additional information. Each Purchaser agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in this subsection
(d), such Purchaser will forthwith discontinue the offer and sale of Shares pursuant to the Registration Statement covering such Shares until receipt by the Purchaser and underwriters of the copies of such supplemented or amended prospectus and, if so directed by the Company, the Purchaser will deliver to the Company all copies, other than permanent file copies then in such Purchaser's possession, of the most recent prospectus covering such Shares at the time of receipt of such notice; and

                  (e) The Company shall advise each Purchaser participating in such registration, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

                  4.4 EXPENSES OF REGISTRATION. All expenses of the Company incident to the Company's performance of or compliance with the provisions of this Article IV shall be borne by the Company including without limitation:

                  (a)      All registration and filing fees;

                  (b) Fees and expenses of compliance with all securities or blue sky laws (including fees and disbursements of counsel for the Company in connection with blue sky qualifications of the Shares; PROVIDED, HOWEVER, that the Company shall not be required to consent to general service of process in any such state); and

                  (c) Fees and disbursements of the Company and its independent auditors.

                  Nothing in this Section 4.3 shall be deemed to require the Company to pay or bear any expenses of the Purchasers' attorneys or accountants or any other personal expenses or any underwriting discounts relating to the Common Shares, selling commissions or similar fees attributable pro rata to the Common Shares if such registration results in an Underwritten Offering of all or any portion of the Common Shares.

                  4.5 LOCK-UP. Each of the Purchasers hereby agree that for a period of 90 days from the Closing Date, they will not offer, sell, transfer or otherwise dispose of any of the Shares which are owned (beneficially or of record) by them, irrespective of whether there is an effective Registration Statement covering the resale of the Shares, without the prior written consent of the Company.

                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS

                  5.1 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by written agreement of Purchaser and the Company.

                  5.2 WAIVER. Any breach of any obligation, covenant, agreement or condition contained herein shall be deemed waived by the non-breaching party, only by a writing, setting forth with particularity the breach being waived and the scope of the waiver, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other breach. No waiver shall be implied from any conduct or action of the non-breaching party. No failure or delay by any party in exercising any right, power or privilege hereunder or under the Documents and no course of dealing by any party shall operate as a waiver and any right, power or privilege hereunder or under any Document nor shall any single or partial exercise thereof or the exercise of any other right, power or privilege.

                  5.3  NOTICES.  All  notices,   requests,   demands  and  other
communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand:

                  (a)      if to the Company, to:

                           Glasgal Communications, Inc.
                           20 C Commerce Way
                           Totowa, New Jersey 07512
                           Attn:  Isaac J. Gaon

                           with a copy (which shall not constitute notice) to:

                           Olshan Grundman Frome & Rosenzweig LLP
                           505 Park Avenue
                           New York, New York 10022
                           Attention: Robert Friedman, Esq.

                  (b) if to the Purchasers, at each such address set forth on the execution pages hereof.

and, in each case, to such other address as any party shall have given to the other parties by notice in writing to the other in compliance with this Section 5.3.

                  5.4 BINDING NATURE AGREEMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without prior written consent of the other parties.

                  5.5 ACKNOWLEDGEMENT BY THE PURCHASERS. Each Purchaser has been informed that the Company's Common Stock is publicly-traded on the Nasdaq Small-Cap Market and that the Purchase Price for the Shares may bear no relation to the future market value or book value of the Common Stock. Each Purchaser further acknowledges that he has reviewed such information as he deems appropriate to evaluate whether to enter into this Agreement. Each Purchaser further acknowledges that he is not relying on any oral information or representations from the Company or any other person, including representatives of the Company in connection with his decision to enter into this Agreement, including the Company's financial condition, prospects, present or future results of operations, business plans or the potential for future appreciation in the Company's Common Stock.

                  5.6 GOVERNING LAW. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to contracts made and performed therein.

                  5.7 EXPENSES. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

                  5.8 COUNTERPARTS. This Agreement may be signed in counterparts with the same effect as if both parties had signed one and the same instrument.

                  5.9 FORM OF SIGNATURE. The parties hereto agree to accept a facsimile transmission copy of their respective signatures as evidence of their respective actual signatures to this Agreement; PROVIDED HOWEVER, that each party who produces a facsimile signature agrees, by the express terms hereof, to place, immediately after transmission of its signature by fax, a true and correct original copy of its signature in overnight mail to the address of the other party.

                     STOCK PURCHASE AGREEMENT SIGNATURE PAGE


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the day and year first above written.



                                  GLASGAL COMMUNICATIONS, INC.


                                 By: /s/ James Caci
                                     -------------------------------------
                                     Name:  James Caci
                                     Title: Vice President

                     STOCK PURCHASE AGREEMENT SIGNATURE PAGE


                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.


                                 PURCHASER:


                                 /S/ J.M. SALVANI
                                 ------------------------------------------
                                 Name: DIRECT CONNECT INTERNATIONAL, INC.


                                 Address:
                                 266 Harristown Road #108
                                 Glen Rock, NJ 07452


                                 Number of Shares Purchased:

                                 350,000


                                 Aggregate Purchase Price:


                                 $1,356,250

                     STOCK PURCHASE AGREEMENT SIGNATURE PAGE


                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.


                                 PURCHASER:


                                 /S/ PETER SIMONE
                                 ------------------------------------------
                                 Name:


                                 Address:
                                 105 Stillwell Avenue
                                 Laurel Hollow, NY 11791


                                 Number of Shares Purchased:

                                 25,000


                                 Aggregate Purchase Price:


                                 $96,875

                     STOCK PURCHASE AGREEMENT SIGNATURE PAGE


                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.


                                 PURCHASER:


                                 /S/ ERIC CHAUVET
                                 ------------------------------------------
                                 Name: ERIC CHAUVET


                                 Address:
                                 15, ch de L'Ermitage
                                 CH-1222 VESENAZ-GENEVE


                                 Number of Shares Purchased:

                                 50,000


                                 Aggregate Purchase Price:


                                 $193,750

                     STOCK PURCHASE AGREEMENT SIGNATURE PAGE


                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.


                                 PURCHASER:


                                 /S/ KENNETH Q. YIP
                                 ------------------------------------------
                                 Name: KENNETH Q. YIP
                                       VICE PRESIDENT


                                 Address:
                                 39 E. 31st - Suite 400
                                 New York, New York 10016


                                 Number of Shares Purchased:

                                 10,000


                                 Aggregate Purchase Price:


                                 $38,750

                     STOCK PURCHASE AGREEMENT SIGNATURE PAGE


                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.


                                 PURCHASER:


                                 /S/ GEOREGE KOO
                                 ------------------------------------------
                                 Name: GEORGE KOO


                                 Address:
                                 82-15 16TH PLACE
                                 HILLCREST, NY 11432


                                 Number of Shares Purchased:

                                 5,000


                                 Aggregate Purchase Price:


                                 $19,375

                     STOCK PURCHASE AGREEMENT SIGNATURE PAGE


                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.


                                 PURCHASER:
                                 ORACLE MANAGEMENT LIMITED

                                 /S/ ROBERT K. DICKINSON
                                 ------------------------------------------
                                 Name: ROBERT K. DICKINSON


                                 Address:
                                 Warner Building
                                 85 Reid Street, Hamilton HM12
                                 Bermuda


                                 Number of Shares Purchased:

                                 125,000


                                 Aggregate Purchase Price:


                                 $484,375